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                                                                    Exhibit 23.4

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 2005, with respect to the consolidated financial statements of Flarion Technologies, Inc. as of December 31, 2004 and 2003 and the two years then ended and for the period January 21, 2000 (date of inception) through December 31, 2004 included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-127725) and related Prospectus/Information Statement of QUALCOMM Incorporated dated September 19, 2005.


                                         /s/ Ernst & Young LLP

September 14, 2005
MetroPark, New Jersey